                                                                   EXHIBIT 21.01


                SUBSIDIARIES OF SALEM COMMUNICATIONS CORPORATION

                                                         STATE OF INCORPORATION
           NAME OF SUBSIDIARY                               OR ORGANIZATION
           ------------------                            ----------------------
Salem Communications Holding Corporation..............          Delaware
ATEP Radio, Inc.......................................         California
Bison Media, Inc......................................          Colorado
Caron Broadcasting, Inc...............................            Ohio
CCM Communications, Inc...............................         Tennessee
Common Ground Broadcasting, Inc.......................           Oregon
Golden Gate Broadcasting Company, Inc.................         California
Inland Radio, Inc.....................................         California
Inspiration Media of Pennsylvania, L.P................        Pennsylvania
Inspiration Media of Texas, LLC.......................           Texas
Inspiration Media, Inc................................         Washington
Kingdom Direct, Inc...................................         California
New England Continental Media, Inc....................       Massachusetts
New Inspiration Broadcasting Company, Inc.............         California
Oasis Radio, Inc......................................         California
OnePlace, LLC.........................................          Delaware
Pennsylvania Media Associates, Inc....................        Pennsylvania
Radio 1210, Inc.......................................         California
Reach Satellite Network, Inc..........................         Tennessee
Salem Communications Acquisition Corporation..........          Delaware
Salem Media Corporation...............................          New York
Salem Media of Arizona, Inc...........................          Arizona
Salem Media of Colorado, Inc..........................          Colorado
Salem Media of Georgia, Inc...........................          Delaware
Salem Media of Hawaii, Inc............................          Delaware
Salem Media of Illinois, LLC..........................          Delaware
Salem Media of Kentucky, Inc..........................          Kentucky
Salem Media of New York, LLC..........................          Delaware
Salem Media of Ohio, Inc..............................            Ohio
Salem Media of Oregon, Inc............................           Oregon
Salem Media of Pennsylvania, Inc......................        Pennsylvania
Salem Media of Texas, Inc.............................           Texas
Salem Media of Virginia, Inc..........................          Virginia
Salem Music Network, Inc..............................           Texas
Salem Radio Network Incorporated......................          Delaware
Salem Radio Operations-Pennsylvania, Inc..............          Delaware
Salem Radio Operations, LLC...........................          Delaware
Salem Radio Properties, Inc...........................          Delaware
Salem Radio Representatives, Inc......................           Texas
SCA License Corporation...............................          Delaware
South Texas Broadcasting, Inc.........................           Texas
SRN News Network, Inc.................................           Texas
Vista Broadcasting, Inc...............................         California